As filed with the Securities and Exchange Commission on May 28, 2021

Registration No. 333-234453

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT No. 333-234453

UNDER

THE SECURITIES ACT OF 1933

B. Riley Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0223495
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 800, Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan

B. Riley Financial, Inc. 2021 Stock Incentive Plan

(Full Title of the Plans)

Alan N. Forman

Executive Vice President, General Counsel and Secretary

299 Park Avenue, 21st Floor,

New York, NY 10171
(212) 457-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Patrick S. Brown

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

(310) 712-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

EXPLANATORY NOTE

B. Riley Financial, Inc., a Delaware corporation (the “Company” or the “registrant”), previously registered the offering of shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”), pursuant to the B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”), on a registration statement on Form S-8 (Registration No. 333-234453) filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2019 (the “November 2019 Registration Statement”).

On May 27, 2021 (the “Effective Date”), the stockholders of the Company approved the B. Riley Financial, Inc. 2021 Stock Incentive Plan (the “2021 Plan”). The 2021 Plan provides: (i)  as of the Effective Date the 2009 Plan will be terminated and no new awards may be granted under the 2009 Plan (although awards granted under the 2009 Plan prior to the Effective Date will remain outstanding in accordance with their terms and those of the 2009 Plan); and (ii) 2,476,531 shares of Common Stock that were previously registered in connection with the 2009 Plan pursuant to the Company’s November 2019 Registration Statement and shares of Common Stock subject to outstanding awards under the 2009 Plan as of the Effective Date that, on or after the Effective Date, expire or are forfeited, terminated or cancelled for any reason without having been exercised or settled in full (collectively, the “Carryover Shares”), will be eligible for issuance under the 2021 Plan.

Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the November 2019 Registration Statement (the “Amended Registration Statement”), pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K, which requires the Company to disclose a material change in the plan of distribution as originally disclosed in the November 2019 Registration Statement, and Commission Compliance and Disclosure Interpretation 126.43, to reflect that, as of the Effective Date, the Carryover Shares may be issued under the 2021 Plan, a copy of which is incorporated herein by reference as an exhibit hereto. This Amended Registration Statement amends and supplements the items contained in the November 2019 Registration Statement, and no additional shares of Common Stock are being registered pursuant to the Amended Registration Statement. All other items of the November 2019 Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission (File No. 011-37503), are incorporated in this registration statement by reference:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 4, 2021;

(b) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on May 10, 2021;

(c) the Company’s Current Reports on Form 8-K filed on January 6, 2021, January 15, 2021, January 25, 2021, February 25, 2021, March 1, 2021, March 29, 2021 and April 6, 2021; and

(d) the description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed on July 15, 2015, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon for the Company by Sullivan & Cromwell LLP, its counsel.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Eight of the Company’s Amended and Restated Certificate of Incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of May, 2021.

B. Riley Financial, Inc.

By:	/s/ Alan N. Forman
Alan N. Forman
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of B. Riley Financial, Inc. hereby severally constitute and appoint Phillip J. Ahn and Alan N. Forman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable B. Riley Financial, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryant R. Riley	Co-Chief Executive Officer	May 28, 2021
Bryant R. Riley	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Thomas J. Kelleher	Co-Chief Executive Officer	May 28, 2021
Thomas J. Kelleher	Director

/s/ Phillip J. Ahn	Chief Financial Officer	May 28, 2021
Phillip J. Ahn	Chief Operating Officer
(Principal Financial Officer)

/s/ Howard E. Weitzman	Chief Accounting Officer	May 28, 2021
Howard E. Weitzman	(Principal Accounting Officer)

/s/ Robert D’Agostino	Director	May 28, 2021
Robert D’Agostino

/s/ Robert L. Antin	Director	May 28, 2021
Robert L. Antin

/s/ Michael J. Sheldon	Director	May 28, 2021
Michael J. Sheldon

/s/ Mimi Walters	Director	May 28, 2021
Mimi Walters

/s/ Randall Paulson	Director	May 28, 2021
Randall Paulson

/s/ Mikel H. Williams	Director	May 28, 2021
Mikel H. Williams

Exhibit Index

Number	Description

4.1	Amended and Restated Certificate of Incorporation of B. Riley Financial, Inc., as amended, dated as of August 17, 2015 (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 10-Q for the fiscal quarter ending June 30, 2018)

4.2	Amended and Restated Bylaws of B. Riley Financial, Inc., dated as of November 6, 2014 (incorporated herein by reference to Exhibit 3.6 to the registrant’s Current Report on Form 10-Q for the fiscal quarter ending September 30, 2014)

4.3	Amendment to Amended and Restated Bylaws of B. Riley Financial, Inc., dated as of April 3, 2019 (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, dated as of April 9, 2019)

5.1	Opinion of Sullivan & Cromwell LLP as to the validity of the Common Stock

10.1	B. Riley Financial 2009 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 10-Q, dated as of June 30, 2015)

10.2	B. Riley Financial 2021 Stock Incentive Plan (Appendix A to the Company’s Definitive Proxy Statement filed on April 20, 2021 and incorporated herein by reference)

23.1	Consent of Marcum LLP

23.2	Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)